Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 30, 2025, with respect to the consolidated financial statements and financial highlights of Hamilton Lane Private Secondary Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 29, 2025